UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/ A-1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2013

ID PERFUMES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52675 (Commission File Number)	20-8837626 (IRS Employer Identification No.)

1250 E. Hallandale Beach Blvd
Suite 402
Hallandale, FL  33009
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 454-9978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2013 we entered into an exclusive license agreement (the “License Agreement”) with Kendall Jenner Inc. (the “Licensor”).   The License Agreement was effective September 23, 2013 and grants ID Perfumes the worldwide right to use the trademark “Kendall Jenner” including but not limited to her name, likeness, image, voice and other attributes of her personality and the right to provide services in connection with the license. ID will be responsible for the design, manufacture, marketing, distribution and sale of the Kendall Jenner fragrances for women and children.  ID Perfumes also has the right to request from the Licensor the licensing rights for a line of men’s fragrances.  ID Perfumes also has the non-exclusive right to market scented personal beauty products for men, women and children  but only with a  “Gift with Purchase” package or gift set  and full sized sellable fragrance ancillaries (i.e. body lotion, shower gel, body mist, deodorants, creams, powders and/or other fragrance).

The Licensing Agreement is for a five year term.   The License Agreement will be automatically extended for an additional five year term should the Company achieve minimum wholesale net sale levels.  Ms. Jenner will earn a minimum percentage of sales in the form of a royalty which will be paid on a quarterly basis.  We are required to pay royalties based on net sales of the products.   We have guaranteed minimum annual royalty payments and committed to an annual minimum advertising budget.

Ms. Jenner will have the right to review and approve all materials prepared to be used in connection with all product sales including but not limited to photos, fragrances, aromas, creative development, designs, naming/identification and all materials related to the advertising, promotion, and marketing of the product lines.

We expect an initial product launch in September 2014. The Company may sell the products in department stores, mass retailers, perfumeries, international distributors and through online eCommerce retailers.

Kendall Jenner is a television personality, model and brand ambassador for Seventeen Magazine.  She has appeared on the E! reality TV show “Keeping Up with the Kardashians".  She has modeled for the Sherry Hill dress line, which specializes in dresses for proms and pageants   Ms.  Jenner was also featured in People’s "Beautiful People" article. She had done photo shoots with OK magazine and Teen Vogue.  In February 2013 PacSun announced it launched a women's clothing line designed and inspired by Kendall Jenner and her younger sister, Kylie, called "Kendall & Kylie" available exclusively at PacSun.

A copy of the Licensing Agreement is attached hereto as Exhibit 10.1.  You are urged to review the agreement in its entirety.  Please be advised that confidential treatment has been requested with respect to certain terms and conditions contained in the Licensing Agreement, including but not limited to the required royalty payment, guaranteed minimum royalties, minimum advertising expenses and the renewal terms.

Section 9- Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

10.1	Exclusive License Agreement executed between ID Perfumes, Inc. and Kendall Jenner, Inc.*

* The Company has applied with the Secretary of the Securities and Exchange Commission for confidential treatment of confidential portions of this exhibit pursuant to Rule 24b-2 of the Securities Act of 1934.   The redacted information has been separately submitted to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID PERFUMES, INC

Date: January 2, 2014	By:	/s/ Ilia Lekach
Ilia Lekach
Chief Executive Officer